Exhibit 99.1

Next Technology Holding Inc. Announces $157 Million Registered Direct Offering

CHEYENNE, WY, March 25, 2026 (GLOBE NEWSWIRE) -- Next Technology Holding Inc. (NASDAQ: NXTT) (the “Company”), today announced that it has entered into a definitive agreement with twenty investors, pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Offering”): (i) 71,381,818 shares of common stock of the Company, no par value per share, at a purchase price of $1.10 per share; and (ii) pre-funded warrants to purchase up to 71,381,818 shares of common stock (the “Pre-Funded Warrants”) at a purchase price of $1.099 per Pre-Funded Warrant.

The aggregate gross proceeds to the Company of the Offering are expected to be approximately $157 million. The transaction is expected to close on or about March 26, 2026, subject to the satisfaction of customary closing conditions.

The registered direct offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-290266) previously filed by the Company and became effective on November 20, 2025. A final prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, by contacting the Company at ir@nxtttech.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Copies of the prospectus supplement relating to the registered direct offering, together with the accompanying base prospectus, will be filed by the Company and, upon filing, can be obtained at the SEC’s website at www.sec.gov.

About Next Technology Holding Inc.

Incorporated in Wyoming on March 28, 2019, Next Technology Holding Inc. is a technology company built on a dual-engine strategy of “AI plus digital assets.” The Company delivers AI-enabled SaaS software design, development and implementation to industrial clients across the Asia-Pacific region and beyond. The Company’s digital asset holdings, including Bitcoin, may also be pledged for financing, partially liquidated for cash, or leveraged to generate additional income streams. The Company believes Bitcoin’s finite supply positions it for long-term appreciation as global adoption grows and as a potential hedge against inflation.

For more information, please visit http://www.nxtttech.com/

Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and in its other filings with the U.S. Securities and Exchange Commission.

For investor inquiries, please contact:

ir@nxtttech.com

For general inquiries, please contact:

contact@nxtttech.com